SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
Date of Report: (Date of Earliest Event Reported) February 24, 2006
PANHANDLE ROYALTY COMPANY
(Exact name of registrant as specified in its charter)

OKLAHOMA	0-9116	73-1055775

(State of Incorporation)	(Commission File) Number	(I.R.S. Employer Identification No.)
Grand Centre Suite 305, 5400 North Grand Blvd., Oklahoma City, OK 73112

(Address of principal executive offices)
Registrant’s telephone number including area code: (405) 948-1560
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02 (c) (d) Results of Annual Shareholders and Board of Directors Meeting
ITEM 5.03 Amendments to Articles of Incorporation or Bylaws Panhandle’s board of directors adopted Amended and Restated Bylaws at its meeting on February 24, 2006, which are attached hereto as Exhibit (3)(ii)
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
Amended and Restated Bylaws

Panhandle Royalty Company
FORM 8-K
February 24, 2006
ITEM 5.02 (c) (d) Results of Annual Shareholders and Board of Directors Meeting
     Panhandle Royalty Company shareholders in their annual meeting re-elected two incumbent directors for an additional three year term. They are, E. Chris Kauffman, a partner in the Campbell and Kauffman Insurance Agency and current Chairman of Panhandle’s Board; and H. Grant Swartzwelder, president of Petrogrowth Advisors, an Irving Texas investment banking firm.
At the conclusion of the shareholders meeting, a Board of Directors meeting was held. Michael C. Coffman was named to the Board to fill the remaining term of HW Peace II who retired from the Board. Ben D. Hare was named to fill a new position as Director, increasing total Board membership to eight. Mr. Coffman and Mr. Hare were elected Co-Presidents in December 2005, as previously announced, to succeed Mr. Peace who is retiring as President and CEO on March 1, 2006. Lonnie Lowry who has served as the Company’s Controller for the past four years was elected Vice President, Controller, Chief Accounting Officer and Corporate Secretary.
ITEM 5.03 Amendments to Articles of Incorporation or Bylaws Panhandle’s board of directors adopted Amended and Restated Bylaws at its meeting on February 24, 2006, which are attached hereto as Exhibit (3)(ii)
EXHIBIT (3) (ii) Amended and Restated Bylaws of Panhandle Royalty Company
SECTION 9 Financial Statement and Exhibits
ITEM 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibit No.	Document Description
(3) (ii)	Amended and Restated Bylaws of Panhandle Royalty Company

Panhandle Royalty Company
FORM 8-K
February 24, 2006
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANHANDLE ROYALTY COMPANY

/s/ Michael C. Coffman
DATE: February 24, 2006	Michael C. Coffman, Vice President
Chief Financial Officer,
Secretary & Treasurer